                                                             EXHIBIT (h)(11)(d)

                AMENDMENT NO. 2 TO FUND PARTICIPATION AGREEMENT

   This Amendment No. 2 to the Fund Participation Agreement ("Agreement") is made by and between Neuberger Berman Management Inc. ("NB Management"), a New York corporation, Neuberger Berman Advisers Management Trust ("Trust"), a Delaware business trust, and American General Life Insurance Company ("Life Company"), a life insurance company organized under the laws of the State of Texas.

   WHEREAS, the Life Company has previously entered into a Sales Agreement ("Sales Agreement") dated July 7, 1994 with the Former Trust (as defined below) and NB Management (under its former name, Neuberger & Berman Management Incorporated) regarding the purchase of shares of the Trust by Life Company;

   WHEREAS, the Life Company entered into an Assignment and Modification Agreement dated May 1, 1995 with Neuberger & Berman Advisers Management Trust ("Former Trust"), a Massachusetts business trust, Trust, Advisers Managers Trust ("Managers Trust") and NB Management regarding the reorganization in which the Former Trust was converted into the Trust and the renaming of the Sales Agreement to Fund Participation Agreement;

   WHEREAS, in May 2000, in connection with the elimination of the master-feeder structure in which the Trust, through its series, had invested all of its net investable assets in corresponding series of Managers Trust, Managers Trust ceased investment operations and was dissolved;

   WHEREAS, Life Company, Trust and NB Management have reached an agreement to delete Appendix A to the Agreement in its entirety and replace it with the Appendix A attached hereto.

   NOW, THEREFORE, in consideration of their mutual promises, Life Company, Trust, and NB Management agree as follows:

1. Appendix A is hereby deleted in its entirety and replaced with the Appendix A attached hereto.

2. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.

       Executed and effective the 31st day of August, 2007.

                                       AMERICAN GENERAL LIFE INSURANCE
                                       COMPANY

Attest:                                By:
        -----------------------------         -----------------------------
Name:                                  Name:
        -----------------------------         -----------------------------
Title:                                 Title:
        -----------------------------         -----------------------------

                                       NEUBERGER BERMAN ADVISERS MANAGEMENT
                                       TRUST
                                       (a Delaware business trust)

Attest:                                By:
        -----------------------------         -----------------------------
Name:                                  Name:
        -----------------------------         -----------------------------
Title:                                 Title:
        -----------------------------         -----------------------------

                                       NEUBERGER BERMAN MANAGEMENT INC.

Attest:                                By:
        -----------------------------         -----------------------------
Name:                                  Name:
        -----------------------------         -----------------------------
Title:                                 Title:
        -----------------------------         -----------------------------

                                  APPENDIX A

Balanced Portfolio
Mid-Cap Growth Portfolio
Partners Portfolio
Socially Responsive Portfolio

                                     - 3 -